EXHIBIT 23.2

                              CONSENT OF ATTORNEYS


         Reference is made to the Registration Statement of Global Entertainment Holdings/Equities, Inc. on Form S-8 whereby the Company proposes to sell 135,000,000 shares of the Company's Common Stock. Reference is also made to
Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

         We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                                     Very Truly Yours,

                                                     HART & TRINEN, L.L.P.



                                                     By  /s/ William T. Hart
                                                           William T. Hart


Denver, Colorado
July 18, 2007